Exhibit 3.2 (b) — Amendment to the Amended and Restated Bylaws
AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
OF
NORTH COUNTRY FINANCIAL CORPORATION
RESOLVED, Section 9, under Article II of the Amended and Restated Bylaws of North Country Financial Corporation, captioned “Redemption of Control Shares”, is hereby repealed in its entirety.
RESOLVED, that Article IX of the Amended and Restated Bylaws of North Country Financial Corporation is hereby amended in its entirety to read as follows:
“ARTICLE IX. CONTROL SHARE ACQUISITIONS
     Chapter 7B, Section 790 through 799 of the Michigan Business Corporation Act, known as the “Stacey, Bennett, and Randall Shareholder Equity Act”, does not apply to control share acquisitions of this Corporation.”
RESOLVED, the Amended and Restated Bylaws of North Country Financial Corporation are hereby amended by the addition of new Article X, which addition effectively constitutes the renumbering of current Article IX, captioned “Amendments”, to read in its entirety as follows:
“ARTICLE X. AMENDMENTS
     Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, these Bylaws may be amended, repealed or new Bylaws adopted either by a majority vote of the Board of Directors at a regular or special meeting of the Board, or by vote of the holders of a majority of the outstanding voting stock of the Corporation at any annual or special meeting, if notice of the proposed amendment, repeal or adoption be contained in the notice of such meeting.”
CERTIFICATION
     The undersigned, Jennifer Lindroth, Secretary of North Country Financial Corporation (the “Corporation”), a corporation organized under the laws of the State of Michigan, hereby certifies that the foregoing amendments to the Amended and Restated Bylaws of the Corporation (the “Amendments”), were duly adopted by resolution of a majority of members of the Board of Directors of this Corporation on August 9, 2004.
     The undersigned further certifies that the resolution adopting such Amendments to the Amended and Restated Bylaws of the Corporation is still in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this certificate this 6th day of October, 2004.

/s/ Jennifer Lindroth
Jennifer Lindroth, Secretary

W/91138/Recapitalization/Corporate Actions/CG.Amendment to Bylaws